UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2009

GOLDEN KEY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53027	33-0944402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1162 NE 91st St., Miami, Florida  33138
(Address of principal executive offices) (zip code)

954-558-3362
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On September 1, 2009, Paul R. Peterson resigned from Golden Key International, Inc. (the “Company”) as Chief Executive Officer and Director of the Company.  Additionally, effective September 1, 2009, Lysander M. Marrero was appointed as Chief Executive Officer and Chairman of the Board of Directors of the Company.

There are no understandings or arrangements between Mr. Marrero and any other person pursuant to which he was appointed CEO and Chairman of the Board.  Mr. Marrero presently does not serve on any Company committee.  Mr. Marrero does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. With the below exceptions, Mr. Marrero has never entered into a transaction, nor are there any proposed transactions, between Mr. Marrero and the Company.

On March 22, 2009, Home Savers Holding Corp. (“Home”), a wholly owned subsidiary of the Company, entered into an employment agreement with Lysander M. Marrero.  As compensation, Home agreed to pay Mr. Marrero an annual base salary of $120,000, which such base will be increased 10% per year to represent a cost of living adjustment.  In addition, Mr. Marrero received 2,500,000 shares of Home which were subsequently exchange for shares of the Company.  Mr. Marrero is also entitled to participate in the Company’s stock option plan.  He is also entitled to participate in such benefit packages as the Company provides to similarly situated employees.  The agreement contains customary provisions related to non-compete, confidentiality, non-solicitation and invention assignment.  On July 10, 2009, the Company entered into a share exchange agreement with the shareholders of Home including Mr. Marrero.  Mr. Marrero exchanged his shares of Home for 3,574,197 shares of common stock of the Company.

LYSANDER M. MARRERO, graduated from Florida International University on December 18, 1995 with a Bachelor in Business Administration and is licensed as a Public Adjuster in the state of Florida. Mr. Marrero has a vast experience in real estate acquisitions, assets management and maintenance, insurance restoration and construction. Since 1999, Mr. Marrero has served as the President of B.C. Restoration, which specializes in insurance restoration, emergency repair and professional mitigation for public attorneys and property owners in Florida, Texas and the Virgin Islands expanding to Georgia and Puerto Rico and offering services to insurance carriers.  Mr. Marrero is also the founder of B.C. Restoration. In addition Mr. Marrero was founder and owner of Builders Choice of South Florida later converted to BC Restoration. BCSF specialized in residential and commercial property renovations, condo conversions, turnkey construction and obtained contracts to renovate multifamily complexes. BCSF built and renovated over 3000 units in the State of Florida.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN KEY INTERNATIONAL, INC.

Dated: September 8, 2009	By:	/s/ Robert Agostini
Name: Robert Agostini
Title: President